UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

KORN/FERRY INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2006, Korn/Ferry International (the “Company”) entered into a letter agreement with Gary C. Hourihan, the Executive Vice President of the Company and President of Leadership Development Solutions, modifying the terms of Mr. Hourihan’s employment agreement, dated March 6, 2000. The letter agreement extends the term of Mr. Hourihan’s employment until April 30, 2008.

Pursuant to the terms of the letter agreement, Mr. Hourihan’s annual base salary will be $400,000 and he will be granted an additional 9,560 shares of restricted stock, all of which will vest on April 30, 2008. The letter agreement also modifies the vesting terms of a previous grant of 10,440 share of restricted stock such that with respect to those shares, provided that Mr. Hourihan remains employed by the Company, 10,000 shares will vest on April 30, 2007 and the remaining 440 shares will vest on April 30, 2008. In addition, the letter agreement modifies certain terms of Mr. Hourihan’s bonus arrangement and termination provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL (Registrant)

Date: December 15, 2006	/s/ Gary D. Burnison
(Signature)
	Name:	Gary D. Burnison
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer